UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):
January 27, 2016

CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	001-09733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2016 Short-Term Incentive Plan

On January 28, 2016, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Cash America International, Inc. (the “Company”) approved the terms and conditions of the 2016 Short-Term Incentive (“STI”) Plan, which is a cash-based incentive plan in which the Company’s executive officers participate that will be administered by the Committee under the Cash America International, Inc. First Amended and Restated Senior Executive Bonus Plan. The 2016 STI Plan provides that payments may be made under the plan in early 2017 based on the Company’s 2016 earnings before taxes (the “EBT”).
In order to qualify payments under the 2016 STI Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee will use a two-step approach under the 2016 STI Plan to determine the amount of the award payable to each executive officer, if any:

•
The first step is to fund the overall STI pool with the maximum STI award that could be payable to each individual. The pool will be funded if the Company meets a threshold 2016 EBT pre-established by the Committee (the “Pool Funding Threshold”). If the Pool Funding Threshold is not met, then no STI awards will be available.

•
Once the Pool Funding Threshold has been met, the second step is for the Committee to exercise “negative discretion” by making adjustments to reduce (but not increase) the maximum STI award amount for each individual that was funded by the pool, and the actual payment to be made to each individual will be determined as follows:

◦
Each individual has a target STI award that is based on a percentage of his base salary. For the Company’s Chief Executive Officer and President (“CEO”), Mr. T. Brent Stuart, the target is 100% of base salary, and the target 2016 STI award as a percentage of base salary for each of the Company’s other current executive officers is 70% (each referred to as the “Target Award”).

◦
The Company must exceed a certain earnings threshold of 2016 EBT that is pre-established by the Committee (“EBT Threshold”) to be eligible for payment, unless the Committee determines otherwise. Once the Company has achieved the EBT Threshold, 40% of the Target Award is eligible for payment, and this percentage will increase ratably until the Company achieves a certain EBT target set forth in the STI plan (the “EBT Target”).

◦	If the Company achieves the EBT Target, then the executive officer will be eligible to receive a cash payment equal to his Target Award.

◦
If the Company exceeds the EBT Target, the executive officer will be eligible to receive a cash payment in excess of his Target Award up to a maximum amount that is the lesser of two times the target STI award or $2.5 million.

◦
The EBT Target is higher than the EBT Threshold, and the EBT Threshold is higher than the Pool Funding Threshold. In all cases, the incentive expense is deducted before assessing actual EBT in relation to the EBT Target or EBT Threshold.

◦	The Committee may also take into account individual performance and achievement of other financial and non-financial goals to determine whether and to what extent to apply negative discretion.

No executive officer is guaranteed a payment under the 2016 STI Plan, and the Committee has discretion to reduce or eliminate the payment of awards at the end of the year even if the Pool Funding Threshold and the EBT Threshold are met. The 2016 STI Plan also contains a “clawback” provision that allows the Company to recoup all or some of the amount paid to an executive officer under certain circumstances in the event that there is a material restatement of the Company’s financial results.

Long Term Incentive Plan Restricted Stock Unit Awards

On January 27, 2016, the Committee also approved awards of restricted stock units (“RSUs”) under the Cash America International, Inc. 2014 Long-Term Incentive Plan (the “LTIP”) to each of the Company’s current executive officers. The RSU grants made to the Company’s executive officers who were considered named executive officers in the Company’s 2015 Proxy Statement are set forth below, and the following table shows the shares issuable upon the vesting of each RSU award, including the percentage of the aggregate award represented by time-based RSUs and performance-based RSUs, to such named executive officers:

	Share Amounts Awarded		Percentage of Total Award (1)
Name	Time-Based RSUs (2)	Target Performance-Based RSUs (3)(4)	Time-Based RSUs	Target Performance-Based RSUs
T. Brent Stuart, President and Chief Executive Officer	14,360	14,359	50%	50%
Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	14,204	4,735	75%	25%
J. Curtis Linscott, Executive Vice President - General Counsel & Secretary	11,456	3,819	75%	25%
Victor L. Pepe Executive Vice President - Chief Marketing and Technology Officer	11,752	3,918	75%	25%

(1)	Based on the target performance-based RSU shares shown in the table.

(2)	The time-based RSUs will vest in four equal installments on each January 31, 2017, 2018, 2019 and 2020.

(3)
In order for the performance-based RSUs to vest, the Company must achieve a certain improved Income from Operations over the three-year period ending December 31, 2018 as set forth in the RSU agreement. Based on the Company’s performance during that period, 0% to 250% of the target performance-based RSUs will be eligible to vest on January 1, 2019, subject to the Committee certifying the applicable performance results.

(4)
Reflects the target number of shares issuable upon vesting for the performance-based RSUs if the Company achieves its target performance objectives. The number of performance-based RSUs that each of the executive officers listed above could receive pursuant to these RSU awards if the Company exceeds its target performance objectives increases ratably up to the maximum number of performance-based RSUs established for each executive officer shown in the table, as follows: Mr. Stuart – 35,898; Mr. Bessant – 11,838; Mr. Linscott – 9,548; and Mr. Pepe – 9,795.

In connection with the RSU award, the Committee approved form award agreements that set forth the terms and conditions of the RSU awards. The RSU award agreements are generally consistent with previous RSU award agreements for RSU grants made to executive officers that include awards of both time-based and performance-based RSUs, except that the performance-based RSUs awarded in 2016 are based on the achievement, over a three-year period, of a certain Income from Operations rather than a certain earnings per share, which was the metric used for previous awards of performance-based RSUs. In addition, the RSU agreement contains a dividend equivalent provision that allows the award recipient to receive a cash payment upon vesting of any portion of the recipient’s RSU award that is equivalent to the dividends, if any, that would have been payable to a shareholder during the time between the grant date and the date shares are transferred to the recipient.

2015 STI Payments and Bonus

On January 27, 2016, the Committee approved STI cash payments to all of its executive officers that were consistent with and in accordance with the Company’s previously disclosed 2015 STI plan. In addition, the Committee also approved an $8,000 cash bonus payment to Mr. Pepe, who became the Company’s Executive Vice President - Chief Marketing and Technology Officer in October 2015. During 2015, Mr. Pepe, who previously served as the Company’s Executive Vice President - Chief Information Officer, took on expanded responsibilities to oversee the Company’s marketing activities. The cash bonus payment, which was equal to approximately 2% of Mr. Pepe’s base salary as of December 31, 2015, was a result of Mr. Pepe’s increased responsibility and his performance in his new role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date:	January 29, 2016	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel and Secretary